UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2017

ENVISION HEALTHCARE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37955	62-1493316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1A Burton Hills Boulevard
Nashville, Tennessee		37215
(Address of Principal Executive Offices)		(Zip Code)

(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Envision Healthcare Corporation (“Envision” or the “Company”) (NYSE: EVHC) intends to meet with investors during the coming days at its headquarters in Nashville, Tennessee, and at healthcare sector investor conferences the week of September 4, 2017.

In light of the natural disaster that is affecting the Houston region and southeast Texas, Envision expects to respond to investor inquiries about the Company’s exposure to this area during those meetings.

•
Envision clinical professionals and home-care teams are working closely with Texas based healthcare partners and numerous communities throughout the region and state to provide continuous medical services and support to patients throughout this disaster.

•
In addition, Envision’s American Medical Response subsidiary has been mobilized as part of its contract with the Federal Emergency Management Agency, with a total of 130 ambulances and more than 300 employees deployed to the area.

•	Envision Physician Services has more than 70 services contracts at more than 45 facilities, and provides home health services in the area.

•	Envision’s Ambulatory Services segment operates a total of three ambulatory surgery centers in the area.

•	For the six months ended June 30, 2017, Envision’s Physician Services and Ambulatory Services revenue in that area was approximately 3.5% of total revenue.

Forward-Looking Statements

Certain statements and information in this Form 8-K may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s financial and operating objectives, plans and strategies, expectations regarding exposure to natural disasters and all statements (other than statements of historical facts) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Any forward-looking statements in this communication are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports and other documents that the Company files with the Securities and Exchange Commission; (ii) general economic, market, or business conditions; (iii) the impact of legislative or regulatory changes, such as changes to the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010; (iv) changes in governmental reimbursement programs; (v) decreases in revenue and profit margin under fee-for-service contracts due to changes in volume, payor mix and reimbursement rates; (vi) the loss of existing contracts; (vii) risks associated with the ability to successfully integrate the Company’s operations and employees following the merger; (viii) the ability to realize anticipated benefits and synergies of the business combination; (ix) the potential impact of the consummation of the transaction on the Company’s relationships, including with employees, customers and competitors; and (x) other circumstances beyond the Company’s control.

This information is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Furthermore, the information furnished herein shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Envision Healthcare Corporation

By:	/s/ Claire M. Gulmi
Claire M. Gulmi

Executive Vice President and Chief Financial Officer
(Principal Financial and Duly Authorized Officer)

Date:    August 30, 2017